Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-206024) of Royal Energy Resources, Inc.

of our report dated March 25, 2016, with respect to the consolidated financial statements of Rhino Resource Partners LP for the year ended December 31, 2015, included in this Form 8-K/A of Royal Energy Resources, Inc.

/s/ Ernst & Young LLP

Louisville, Kentucky
August 8, 2016